News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FIRST QUARTER 2009 RESULTS
Reports Strong Earnings and Cash Flow Growth

CHANTILLY, Va., April 30, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended March 31, 2009.

•	Revenue was $39.2 million, unchanged from first quarter 2008 as a result of the departure of two large clients in early 2008.

•	Adjusted Ebitda, a non-GAAP measure, was $8.4 million, up 13 percent compared to $7.4 million in the prior year.

•	Net loss available to common stockholders was $1.6 million, or $0.05 loss per diluted share. This result compares to a net loss of $3.6 million, or $0.12 loss per diluted share, in 2008.

•	Core net income, a non-GAAP measure, was $2.0 million, up 24 percent from $1.7 million in 2008. On a per share basis, core net income was $0.07, up 40 percent from $0.05 in the prior year.

“It was a great start to a pivotal year, with revenue showing good momentum sequentially and earnings expanding nicely over the same quarter of last year,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “With recent cost initiatives and heightened strategic spending behind us, we saw strong operating leverage return to our model.”

Lawlor added, “We have also generated a meaningful increase in cash over the last two quarters. After repaying another $3.2 million in debt this past quarter, we have increased our cash and short-term investment position by over 50 percent in the last two quarters to $27.6 million as of March 31, 2009.”

“We remain optimistic as we look forward into 2009. With ongoing debt reduction and expense control, we continue to expect solid earnings and cash flow in the quarters ahead. In addition, we are making good progress filling our distribution channel with new products and a number of new large clients are launching our services.”

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2009 Business Outlook

The Company provided guidance for second quarter and confirmed its guidance for full year 2009. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

	Second Quarter			Full Year
	2008	2009	%	2008	2009	%
	Actual	Guidance	Change	Actual	Guidance	Change
Revenue ($ millions)	$37.2	$37.5-39.5	3%	$151.6	$160.0-170.0	9%
Adjusted Ebitda (a)(b)	$7.4	$7.8-9.1	14%	$32.7	$36.0-44.0	22%
Earnings ($ per share)

Net (Loss) Income to Common (c)(d)	$(0.11)	$(0.09)-(0.06)	n/a	$(0.24)	$(0.23)-(0.11)	n/a
Core Net Income (a)(e)(f)	$0.06	$0.06-0.08	17%	$0.24	$0.31-0.39	46%
Share Count (millions)

Basic	29.0	30.0	3%	29.1	30.0	3%
Fully Diluted Shares (g)	30.1	30.9	3%	30.5	30.9	1%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Adjusted Ebitda is defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

(c)	Second quarters and full years 2009 and 2008 net loss available to common stockholders per share are calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2009, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $2.1 and $2.6 million for the second quarters of 2009 and 2008, respectively, and $7.6 and $9.5 million for the years 2009 and 2008, respectively. Excludes equity compensation expense of approximately $1.5 million for the second quarters of 2009 and 2008 and $5.6 and $4.7 million for the years 2009 and 2008, respectively. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the second quarters of 2009 and 2008 and $1.6 million for the years 2009 and 2008. Excludes income (costs) related to the fair market valuation of certain derivatives of $(0.4) for the second quarter 2008 and $0.1 and $1.9 million for the full year 2009 and 2008, respectively. Excludes costs related to mark-to-market investments of $0.6 million for the full year 2008. Includes preferred stock accretion of approximately $1.9 and $1.8 million for the second quarters of 2009 and 2008, respectively, and $7.6 and $7.3 million for the years 2009 and 2008, respectively.

(g)	Only used for the purposes of calculating core net income per share.

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Today’s Conference Call and Web Cast
Management will host a conference call to discuss the results today at 4:15 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on April 30th until midnight on Saturday, May 30th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 92937537. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients.  Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources has been recognized for its high growth and product innovation. It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	2Q07	3Q07	4Q07	1Q08	2Q08	3Q08	4Q08	1Q09
BANKING SERVICES
Payment Services[2]
Revenue	$20.2	$20.2	$20.2	$19.7	$18.1	$18.4	$17.9	$17.5
Bill Payment Transactions	42.1	42.1	41.8	41.8	39.0	39.1	39.4	39.0

Other Revenue	$5.1	$4.4	$5.6	$4.5	$5.1	$5.6	$5.3	$5.4

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$1.1	$3.7	$5.5	$7.0	$6.4	$6.2	$5.8	$6.5
Bill Payment Transactions	0.3	0.8	1.4	1.7	1.7	1.7	1.6	1.7

Payment Services — Biller Paid
Revenue	$2.6	$3.3	$4.1	$5.2	$5.6	$6.0	$6.2	$7.1
Bill Payment Transactions	7.4	8.4	9.1	10.3	10.5	11.3	11.8	12.7

Other Revenue[3]	$3.0	$2.6	$2.8	$2.8	$2.0	$1.9	$2.0	$2.7

OTHER KEY METRICS
Internet Banking Adoption Rate[4]	22.9%	25.4%	26.9%	28.2%	32.8%	33.6%	35.4%	38.3%
Banking Billpay Adoption Rate	6.7%	6.8%	8.7%	9.0%	9.4%	10.0%	10.2%	10.4%
Enterprise Users	10.5	11.6	12.3	13.5	12.6	13.0	13.2	13.8

Notes:

1.	In millions except adoption rates.

2.	Includes the revenues and transactions for the following large, departed clients: Branch Banking and Trust Company (departed 3Q07), Jack Henry (departed 4Q07) and Corporate Network eCom (departed 1Q08).

3.	Includes revenues for the following large, departed clients: MBNA (departed 2Q07) and Certegy (departed 2Q08).

4.	The Company refined its definition of an Internet banking user in 1Q09 to incorporate a stricter definition of an active user. In order to make them consistent with the new definition, the Internet banking adoption rates for prior periods have been adjusted. User counts under the new definition have been estimated for the prior periods.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2009	2008
	(Unaudited)
Revenues:
Account presentation services	$1,839	$2,372
Payment services	31,129	31,878
Relationship management services	2,040	1,970
Professional services and other	4,232	2,976

Total revenues	39,240	39,196

Expenses:
Cost of revenues	19,664	19,775

Gross profit	19,576	19,421

General and administrative	9,721	9,943
Selling and marketing	5,606	6,233
Systems and development	2,253	2,813

Total expenses	17,580	18,989

Income from operations	1,996	432

Other income (expense)
Interest income	46	212
Interest expense, debt issuance costs and other expense	(1,068)	(2,430)

Total other income (expense)	(1,022)	(2,218)

Income (loss) before tax provision (benefit)	974	(1,786)
Income tax provision (benefit)	343	(381)

Net income (loss)	631	(1,405)
Preferred stock accretion	2,249	2,177

Net loss available to common stockholders	$(1,618)	$(3,582)

Net loss available to common stockholders per share:
Basic	$(0.05)	$(0.12)
Diluted	$(0.05)	$(0.12)

Shares used in calculation of net loss available to common stockholders per share:
Basic	29,734	28,827
Diluted	29,734	28,827

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	MARCH 31,	DECEMBER 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,818	$22,969
Short-term investments	816	1,009
Accounts receivable, net	15,804	15,742
Deferred tax asset, current portion	7,097	8,782
Prepaid expenses and other current assets	4,343	4,013

Total current assets	54,878	52,515

Property and equipment, net	27,992	28,707
Deferred tax asset, less current portion	26,615	25,295
Goodwill	181,516	181,516
Intangible assets	25,586	27,668
Deferred implementation costs, less current portion, and other assets	7,543	7,976

Total assets	$324,130	$323,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,896	$1,198
Accrued expenses	5,112	3,618
Notes payable, senior secured debt, current portion	17,000	15,937
Interest payable	6	6
Deferred revenues, current portion, and other current liabilities	7,143	7,513

Total current liabilities	31,157	28,272

Notes payable, senior secured debt, less current portion	55,250	59,500
Deferred revenues, less current portion, and other long-term liabilities	5,897	6,377

Total liabilities	92,304	94,149

Redeemable convertible preferred stock	93,663	91,415

Stockholders’ equity	138,163	138,113

Total liabilities and stockholders’ equity	$324,130	$323,677

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2009		2008
		(Unaudited)

Operating activities
Net income (loss)	$631		$(1,405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax benefit	367		247
Depreciation and amortization	5,126		5,501
Equity compensation expense	1,234		1,416
Amortization of debt issuance costs	87		95
Loss on disposal of assets	4		32
Provision for losses on accounts receivable	16		11
(Gain) loss on investments	(13)		111
Change in fair value of stock price protection	-		1,387
Change in fair value of theoretical swap derivative	(58)		(682)
Loss on cash flow hedge derivative security	-		86
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	-		8,279
Consumer deposit payable	-		(10,555)
Changes in certain other assets and liabilities	1,124		(5,090)

Net cash provided by (used in) operating activities	8,518		(567)
Investing activities
Purchases of property and equipment	(2,275)		(4,703)
Sale of short-term investments	576		3,075

Net cash used in investing activities	(1,699)		(1,628)
Financing activities
Net proceeds from issuance of common stock	226		300
Repurchase of shares issued related to ITS acquisition	-		(2,117)
Payments for ITS stock protection	-		(112)
Repayment of 2007 notes	(3,188)		—
Repayment of capital lease obligations	(8)		(9)

Net cash used in financing activities	(2,970)		(1,938)

Net increase (decrease) in cash and cash equivalents	3,849		(4,133)
Cash and cash equivalents at beginning of year	22,969		13,227

Cash and cash equivalents at end of period	$26,818		$9,094

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,
	2009	2008
	(Unaudited)

Reconciliation of Adjusted Ebitda (See Note 1):
Net income (loss)	$631	$(1,405)
Depreciation and amortization (incl. loss on disposal of assets)	5,130	5,533
Equity compensation expense	1,234	1,416
Other (income) expense	1,022	2,218
Income tax provision (benefit)	343	(381)

Adjusted Ebitda (See Note 1)	$8,360	$7,381

Reconciliation of core net income (See Note 2):
Net loss available to common stockholders	$(1,618)	$(3,582)
Preferred stock accretion related to redemption premium	394	387
Change in fair value of stock price protection	—	1,387
Change in fair value of theoretical swap derivative	(58)	(682)
Change in fair value of mark to market investments	13	111
Equity compensation expense	1,234	1,416
Amortization of intangible assets	2,082	2,618

Core net income (see Note 2)	$2,047	$1,655

Reconciliation of core net income per share:
Diluted net income (loss) available to common stockholders	$(0.05)	$(0.12)
Preferred stock accretion related to redemption premium	0.01	0.01
Change in fair value of stock price protection	—	0.05
Change in fair value of theoretical swap derivative	—	(0.02)
Change in fair value of mark to market investments	—	—
Equity compensation expense	0.04	0.05
Amortization of intangible assets	0.07	0.09
Other, including impact of treasury method and rounding	—	—

Core net income per share	$0.07	$0.05

Notes:

1.	Adjusted Ebitda is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure we define as net income available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.